EXHIBIT 99.2

                       FITTIPALDI LOGISTICS, INC. (FPLD)
            LEGENDARY RACING CHAMPION ENTERS GLOBAL LOGISTICS MARKET

BOCA RATON, FL - October 24, 2006 - As previously stated Power2Ship, Inc. has changed its name to Fittipaldi Logistics, Inc. and will now trade on the OTC BB under the symbol FPLD. This change is far reaching and signifies a new direction for the Company. Through this merger, the Company's new management immediately benefits from the worldwide fame and respect that the name Emerson Fittipaldi brings, and Mr. Fittipaldi's presence in the logistics and security markets gains the value of an application widely recognized as an industry leader. The union is reminiscent of the highly successful marriage of Hertz and Penske.

Emerson Fittipaldi has a long and varied history of success which has translated into enormous worldwide name recognition and brandability. Fittipaldi is the only driver in history to win two Indy 500s and two Formula One World Championships. His charismatic, accessible personality has made him an enormously successful corporate spokesman for such companies as Mercedes Benz, Michelin, Ericsson, and Office Depot, among others. Fittipaldi's holdings in Brazilian agriculture and fuels, as well as his real estate development ventures, have established him as an astute entrepreneur.

Emerson is not just a corporate spokesperson; rather he is taking a very active role in the organization. He commented, "I'm very excited about the enormous global potential for this business. Fittipaldi Logistics is a natural extension of my personal interests and background. I'm looking forward to being directly involved in making it a great success.".

David Brooks, CEO of the new company, remarked, "Emerson's reputation transcends racing, sports, and even national allegiances. By joining the Fittipaldi name with our world class logistics software, we feel our opportunities are almost limitless."

About Fittipaldi Logistics, Inc.

Fittipaldi Logistics, Inc. is a technology company that specializes in providing pertinent, real-time information to the worldwide transportation and security industries. Our technology solutions collect vehicle-based data and integrate it with information gathered from various disparate legacy systems across the supply chain. The data is then synthesized and reformatted into valuable, actionable information, and delivered to appropriate end-users across the logistics value chain through secure web-based applications. Specific offerings include: vehicle tracking, inventory/asset visibility, secure trucking, matching available freight with available trucks, and many others. Additionally, Fittipaldi Logistics, through Fittipaldi Carriers, is an expanding freight transportation operation currently serving the southeastern United States.
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This press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties that could cause actual results to differ materially from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: we have a history of losses and an accumulated deficit, expect losses to continue for the foreseeable future and will need to raise additional working capital in order to implement our business model and sustain our operations; the loss of one or more of our major customers could materially and adversely effect our future revenue and business operations; as well as those factors discussed under "Risk Factors" in our Annual Report on form 10-KSB filed on October 13, 2006 and various disclosures in other reports filed from time to time with the United States Securities and Exchange Commission.


For further information about Fittipaldi Logistics contact
Investor Relations
(561) 998-7557 x301 or (866) 998-7557 x301
email: ir@emmologic.com